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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of report (Date of earliest event reported): JULY 1, 2002
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                          MICROTEL INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


         DELAWARE                     1-10346                    77-0226211
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(State or Other Jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)



            9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CA 91730
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              (Address of Principal Executive Officers) (Zip Code)



Registrant's telephone number, including area code:  (909) 987-9220
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                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

         MicroTel International, Inc. is preparing to hold its 2002 annual meeting of stockholders at 11:00 a.m. on August 23, 2002 at MicroTel's headquarters located at 9485 Haven Avenue, Suite 100, Rancho Cucamonga, California 91730. All holders of record of MicroTel's common stock outstanding as of the close of business on July 17, 2002 will be entitled to vote at the annual meeting.

         The proxy statement that MicroTel circulated to stockholders in connection with MicroTel's 2001 annual meeting disclosed deadlines for submission of stockholder proposals to be presented at MicroTel's 2002 annual meeting. Because MicroTel's board of directors has scheduled MicroTel's 2002 annual meeting for a date in 2002 that is more than thirty calendar days after the date in 2001 on which MicroTel held its 2001 annual meeting, MicroTel has extended the stockholder proposal deadlines.

         Proposals by stockholders that are intended for inclusion in MicroTel's proxy statement and proxy and to be presented at MicroTel's 2002 annual meeting must be delivered to MicroTel's chief financial officer at MicroTel's headquarters by July 10, 2002 in order to be considered for inclusion in MicroTel's proxy materials. Those proposals may be included in MicroTel's proxy materials if they comply with the rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

         For all other proposals by stockholders to be timely, a stockholder's notice must be delivered to, or mailed and received at, MicroTel's headquarters not later than July 10, 2002. If a stockholder fails to notify MicroTel of any such proposal prior to that date, MicroTel's management will be allowed to use its discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting, without any discussion of the matter in MicroTel's proxy statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2002

                                  MICROTEL INTERNATIONAL, INC.

                                  By: /s/ RANDOLPH D. FOOTE
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                                      Randolph D. Foote, Chief Financial Officer